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                                                                    EXHIBIT 10.1


                     FIFTH AMENDMENT TO CHICO'S FAS, INC.
                      1993 EMPLOYEE STOCK PURCHASE PLAN


      WHEREAS, CHICO'S FAS, INC. (the "Company") has previously adopted the Chico's FAS, Inc. 1993 Employee Stock Purchase Plan, a First Amendment thereto, a Second Amendment thereto, a Third Amendment thereto and a Fourth Amendment thereto (collectively, the "Plan"); and

      WHEREAS, pursuant to Section 8.4 of the Plan, the Company's Board of Directors has retained the right to amend the Plan in certain respects without the approval of the stockholders of the Company; and

      WHEREAS, the Company's Board of Directors deems it advisable and in the best interests of the Company and its stockholders to amend the Plan to provide that no stock adjustments of the type contemplated by Section 8.1 of the Plan will result in a change in the maximum number of shares which a participant can purchase or a change in the $125 number which appears in Section 5.3(b) and has determined that the amendments do not require the approval of the stockholders of this Company.

      NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows:

      1. The last sentence of Section 5.3(b) of the Plan is hereby amended by deleting the current last sentence and substituting in its place the following:

            Notwithstanding the provisions of Section 8.1, no stock adjustment referred to therein shall operate to change (i) from ten (10) the minimum number of shares required to be subscribed for by an Eligible Employee in any offering in order for such Eligible Employee to participate in such offering, (ii) from eight hundred
            (800) the maximum number of shares that may be subscribed for by an Eligible Employee in any offering, or (iii) from One Hundred Twenty Five Dollars ($125.00) the dollar amount used in computing the number of shares to which an Eligible Employee is entitled to subscribe in each offering.